EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated October 26, 1995, accompanying the consolidated financial statements included in the Annual Report of Innovex, Inc. on Form 10-K for the year ended September 30, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Innovex, Inc. on Forms S-8 (File No. 33-14776, effective June 3, 1987, File No. 33-27530, effective March 17, 1989 and File No. 33-59035, effective May 2, 1995.)


                                                          \s\ GRANT THORNTON LLP

Minneapolis, Minnesota
November 20, 1995